Filed by: NovaStar Financial, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under other applicable sections
of the Securities Exchange Act of 1934

Subject Company: NovaStar Financial, Inc.
Commission File No.: 333-171115

NovaStar Announces Final Results of Exchange Offer
KANSAS CITY, MO, June 27, 2011 PRNewswire/ -- NovaStar Financial, Inc. (OTCQB: Common Stock: NOVS; Series C Preferred Stock: NOVSP) (the “Company”) announced today the final results of its exchange offer for the issued and outstanding shares of publicly-held 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (“Series C Preferred Stock”), including accrued and unpaid dividends thereon, for approximately 43,823,600 newly-issued shares of common stock of the Company, par value $0.01 per share (“Common Stock”), and $1,623,000 in cash (the “Series C Offer”). The Series C Offer expired at 5:00 p.m., Eastern Time, on June 23, 2011.
As previously announced last week, on June 23, 2011 the Company completed the exchange of all outstanding shares of the Company's 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), for an aggregate of 37,162,000 shares of newly-issued Common Stock and $1,377,000 in cash (the “Series D Exchange”). Together, the Series C Offer and the Series D Exchange constitute the Company's plan of recapitalization of its outstanding preferred stock (the “Recapitalization”).
Completion of the Recapitalization improves the Company's capital structure and eliminates its obligation with respect to outstanding and future preferred dividends and preferred liquidating preference. As of June 24, 2011, there were accrued and unpaid dividends of approximately $24.8 million and $34.5 million on the Series C Preferred Stock and the Series D Preferred Stock, respectively. As of June 24, 2011, the aggregate liquidating preference of the Series C Preferred Stock and Series D Preferred Stock was $74.8 million and $52.5 million, respectively.
“By completing this transaction, we have simplified our capital structure and eliminated a significant demand on NovaStar's cash,” said Lance Anderson, the Company's Chief Executive Officer. “This is an important step in positioning the Company for future growth.”
Approximately 88.8% of the Series C Preferred Stock (2,655,649 shares) participated in the Series C Offer. The Series C Offer permitted tendering stockholders the choice between electing a “Stock Only” option or a “Cash-and-Stock” option. The “Stock Only” option was oversubscribed and so was subject to proration and allocation. For every 100 shares tendered for the “Stock-Only” option, approximately 85.5 shares were accepted for the “Stock-Only” option (providing 19 shares of Common Stock per share of Series C Preferred Stock). The other 14.5 shares received the “Cash-and-Stock” option (providing $2.00 cash and 3 shares of Common Stock per share of Series C Preferred Stock). The 334,351 shares of Series C Preferred Stock that did not participate in the tender have converted into the right to receive $2.37 cash, payable no sooner than 11 business days after today and no later than 180 calendar days from today.
Shares of Common Stock (issued in book-entry form) and cash will be credited to accounts of tendering stockholders promptly by Computershare Trust Company, N.A., acting as exchange agent. In addition, cash in lieu of fractional shares of Common Stock will be delivered/credited promptly by the exchange agent.
Where You Can Find Additional Information
In connection with the Series C Offer (which expired at 5:00 pm (Eastern) on June 23, 2011), the Company filed a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the purpose of registering the Common Stock issued pursuant to the Series C Offer under the Securities

Act of 1933, as amended. The Registration Statement was declared effective on May 2, 2011. The Company has also filed with the SEC a joint Schedule TO/13E-3 for the Series C Offer.
This does not constitute an offer of any securities for sale. Further, this communication is not a solicitation of a proxy from any security holder of the Company and shall not constitute the solicitation of an offer to buy securities.
Series C Holders should read the Registration Statement and the Schedule TO/13-E3 for the Series C Offer as they contain important information about the Series C Offer, the Company and the other proposed transactions. The Registration Statement and Schedule TO/13E-3 are available for free on the SEC's website, www.sec.gov. The prospectus included in the Registration Statement are available for free from the Company for the applicable shareholders of the Company.
About NovaStar
NovaStar Financial, Inc., headquartered in Kansas City, Missouri, is currently engaged in managing its portfolio of nonconforming residential mortgage securities and owning and operating three majority-owned subsidiaries: StreetLinks LLC, a national residential appraisal and real estate valuation management services company; Advent Financial Services LLC, a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to low and moderate income level individuals; and Corvisa LLC, a technology company that develops and markets its software products to mortgage lenders. Prior to 2008, NovaStar originated, securitized, sold and serviced residential nonconforming mortgage loans. For information regarding the Company, contact Matt Kaltenrieder, Investor Relations, at (816) 237-7508.
Forward-Looking Statements
Statements in this press release regarding the Company and its business, which are not historical facts, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters and include statements regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, regarding the impact they will have on the results of operations or financial condition of the Company. This press release speaks only as of its date and the Company expressly disclaims any duty to update the information herein except as required by federal securities laws.